Exhibit 10.54

                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of September 28, 2001, by and between Spectrian Corporation ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated August 9, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Ten Million Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

         A. Modification(s) to Loan Agreement.


                  1. Section 6.7 entitled "Financial Covenants" is hereby amended in its entirety to read as follows:

                           (i) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 3.00 to 1.00.

                           For calculation purposes, current portion of the deferred gain on sale of Ultra RF will not be included under Current Liabilities.

                           (ii) Tangible Net Worth (Quarterly). Borrower will maintain a minimum Tangible Net Worth of $90,000,000 for each quarter beginning with the quarter ending December 31, 2001.

                           (iii) Profitability. Borrower will have a minimum net profit of $1 for each quarter net of any realized gain or loss on the sale of the 1,000,000 shares of CREE Inc. common stock and related options, except that Borrower may suffer losses not to exceed $5,000,000 for the quarter ending September 30, 2001. Notwithstanding the foregoing, Bank will not test this covenant going forward.

                  2. Section 8.3 entitled "Material Adverse Change" is hereby amended in its entirety to read as follows:

                           If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of

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                           the  prospect  of  repayment  of any  portion  of the
                           Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral.


4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Two Thousand Five Hundred Dollars ($2,500) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                     BANK:

SPECTRIAN CORPORATION                         SILICON VALLEY BANK


By: /s/ Michael D. Angel                       By: /s/ Meg Piper
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Name: Michael D. Angel                         Name: Meg Piper
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Title: CFO                                     Title: AVP
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